Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Financial Statements of Standard Diversified Opportunities Inc.

The following unaudited pro forma condensed combined financial information has been prepared to reflect adjustments to the financial condition and results of operations of Standard Diversified Opportunities Inc. (“SDOI” or the “Company”) to give the estimated effects of the closing of the Contribution and Exchange transaction (as defined below) and the probable acquisition of Interboro Holdings, Inc. (“Interboro”). The Company has also used certain publicly available financial information regarding Smoke Free Technologies, Inc. (d/b/a VaporBeast), which was acquired by Turning Point Brands, Inc. (“Turning Point”) on November 30, 2016. The unaudited pro forma condensed combined financial information does not give effect to the pending acquisition of Metro Outdoor of Austin LLC because the impact of that acquisition on the pro forma financial statements is not material.

On November 25, 2016, SDOI entered into the Exchange Agreement, as amended by the amendment dated January 25, 2017, the amendment dated April 5, 2017 and the amendment dated May 3, 2017, or the Exchange Agreement, with the SG Parties, pursuant to which the SG Parties agreed to, among other things, contribute to SDOI, or caused to be contributed to SDOI, approximately 9,842,373 shares, or a 52.1% controlling interest, of the voting common stock of Turning Point, or the Turning Point Contributed Shares. These shares consist of  (i) 9,342,373 shares of Turning Point Common Stock held by the SG Parties or which the SG Parties have the right to acquire prior to the consummation of the Contribution and Exchange and (ii) 500,000 shares of Turning Point Common Stock held by Thomas F. Helms, Jr., Chairman of the board of directors of Turning Point, over which the SG Parties have investment discretion and certain disposition and other rights.

The Turning Point Contributed Shares have been contributed to SDOI in exchange for 7,335,018 newly issued shares of Class A Common Stock of SDOI based on an exchange ratio, which we refer to as the Exchange Ratio, calculated as of the closing of the transactions contemplated by the Exchange Agreement, equal to the lesser of  (i) the 30-calendar day trailing volume-weighted average price, or VWAP, of the Turning Point common stock divided by the 30-calendar day trailing VWAP of the SDOI common stock (as adjusted to reflect the reclassification of the SDOI Common Stock pursuant to the Fifth Amended and Restated Certificate of Incorporation of SDOI) and (ii) the 30-calendar day trailing VWAP of the Turning Point Common Stock divided by the pro forma book value per share of SDOI. The book value per share of SDOI utilized for the calculation of the exchange ratio, as of June 1, 2017, of 0.74525 shares of SDOI Class A Common Stock for each share of Turning Point Common Stock does not include any fees and expenses incurred by SDOI in connection with the Interboro transaction, which approximate $1.1 million.

The Contribution and Exchange transaction was accounted for as a reverse acquisition. This determination was primarily based on Turning Point’s stockholders obtaining a controlling interest and a majority of the voting power of the Company, Turning Point’s business comprising the ongoing operations of the Company following the Contribution and Exchange, and the fact that Turning Point’s management team will continue to manage the Turning Point operations which will comprise the vast majority of the Company's operations. The financial statements of the combined entity represent a continuation of the financial statements of the accounting acquirer. As such, the assets and liabilities of Turning Point are recognized at their historic carrying value. For accounting purposes, SDOI is considered the “acquired” company and Turning Point is considered the “acquirer.” SDOI’s assets, liabilities and results of operations will be consolidated with Turning Point as of the closing date. For periods prior to the transaction, shareholders’ equity of the combined company is presented based on the historical equity of Turning Point prior to the Contribution and Exchange transaction retroactively restated to reflect the capital structure of SDOI.

On November 23, 2016, the Company entered into a stock purchase agreement, pursuant to which the Company’s wholly owned subsidiary, Pillar General Inc. will acquire all of the outstanding capital stock of Interboro, a wholly-owned subsidiary of Interboro LLC, for a purchase price of $2,500,000, payable in cash. The Company has also agreed, among other things, to contribute $10,000,000 of new capital to Maidstone Insurance Company, a wholly-owned subsidiary of Interboro in connection with the closing of the transaction and the making of a necessary regulatory filing. Consummation of the Interboro acquisition is expected to occur in the third quarter of 2017, subject to receipt of regulatory approvals. This acquisition will be a business combination (in accordance with ASC 805 Business Combinations). The unaudited pro forma condensed combined financial statements include the estimated tangible and identifiable intangible assets and liabilities of Interboro based on preliminary estimated fair values as of the date of the acquisition, and the difference between the purchase price and the estimated fair value of the acquired assets and liabilities has been recorded as a gain on bargain purchase. The pro forma adjustments based on management’s preliminary estimates are subject to additional analysis, and final valuations. The pro forma adjustments included herein are likely to be revised as additional information which existed as of the acquisition date becomes available and as additional analysis is performed. The allocation of the purchase price may be modified and the final amounts recorded may differ materially from the information presented in these pro forma financial statements.

As used herein, the terms “the Company,” “we,” and “our” refer to Standard Diversified Opportunities Inc., and, where applicable, its consolidated subsidiaries. The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2017 gives effect to the reverse acquisition and Interboro acquisition (together, the “Transactions”), as if they had occurred on that date and includes historical data as reported by the separate companies as well as adjustments to give effect to pro forma events that are directly attributable to the Transactions and that are factually supportable. The Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2017 and year ended December 31, 2016 give effect to the Transactions as if they had been consummated on January 1, 2016, and include historical data as reported by the separate companies as well as adjustments that are expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the Transactions been completed as of the dates indicated or that may be achieved in the future and should not be taken as representative of future combined results of operations or financial condition of the Company. Furthermore, no effect has been given in the unaudited pro forma condensed combined statements of operations for synergistic benefits and potential cost savings, if any, that may be realized through the consolidation of the three companies or the costs that may be incurred in integrating their operations. The pro forma financial statements do not purport to project the future results of operations or financial position of the combined company.

The assumptions used and adjustments made in preparing the pro forma financial statements are described in the Notes, which should be read in conjunction with the pro forma financial statements. The pro forma financial statements and related notes contained herein should be read in conjunction with Amendment No. 4 to the Company’s Form S-4, filed with the SEC on May 4, 2017, the Consolidated Financial Statements and related Notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 22, 2017, the consolidated audited financial statements of Turning Point included in Amendment No. 4 to the Company’s Form S-4, filed on May 4, 2017 and the consolidated audited financial statements of Interboro included in Amendment No. 4 to the Company’s Form S-4, filed on May 4, 2017, the unaudited Condensed Consolidated Financial Statements and related Notes included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017 filed on May 15, 2017, the unaudited condensed consolidated financial statements and related notes included in Turning Point’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017, filed with the Securities and Exchange Commission on May 11, 2017 and incorporated by reference in the Company’s Current Report on Form 8-K in which this unaudited pro forma condensed combined financial information is included, and the unaudited condensed consolidated financial statements of Interboro as of March 31, 2017 and for the three months then ended, which are included in exhibit 99.1 of this Form 8-K. We have also used financial information provided to us by Turning Point regarding Smoke Free Technologies, Inc. in preparing the pro forma financial information for the year ended December 31, 2016. The amounts in the column labeled “Historical Smoke Free Technologies, Inc.” in the below unaudited pro forma condensed combined statement of operations represent the historical operating results of Smoke Free Technologies, Inc. for the eleven months ended November 30, 2016 and were derived by combining the operating results of Smoke Free Technologies, Inc. for the nine months ended September 30, 2016, as disclosed in Exhibit 99.4 of Amendment No. 2 to the Current Report on Form 8-K of Turning Point filed on March 16, 2017, with the operating results of Smoke Free Technologies, Inc. for the two months ended November 30, 2016. The operating results of Smoke Free Technologies, Inc. for the two months ended November 30, 2016 were not material to an understanding of these pro forma financial statements.

Standard Diversified Opportunities Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2017

(in thousands)

								Pro Forma
			Turning Point			Interboro		Standard
	Historical Standard		Brands, Inc.		Historical	Holdings, Inc.		Diversified
	Diversified	Historical Turning	Pro Forma		Interboro Holdings,	Pro Forma		Opportunities Inc.
	Opportunities Inc.	Point Brands, Inc.	Adjustments		Inc.	Adjustments		Combined
ASSETS
Consumer Products and Other:
Cash and cash equivalents	$3,788	$2,248	$-		$-	$ (2,500)	4a.	$3,536
Marketable securities	16,953	-	-		-	-		16,953
Accounts receivable, net of allowances	-	3,982	-		-	-		3,982
Inventories	-	60,886	-		-	-		60,886
Other current assets	279	13,045	-		-	-		13,324
Total current assets	21,020	80,161	-		-	(2,500)		98,681
Property, plant and equipment, net	-	7,604	-		-	-		7,604
Deferred income taxes	-	8,809	-		-	-		8,809
Deferred financing costs, net	-	745	-		-	-		745
Other intangible assets, net	-	26,962	-		-	-		26,962
Goodwill	-	134,303	-		-	-		134,303
Master settlement agreement - escrow deposits	-	30,541	-		-	-		30,541
Other assets	-	182	-		-	-		182
	21,020	289,307	-		-	(2,500)		307,827
Insurance:
Fixed maturities available for sale, at fair value	-	-	-		32,577	-		32,577
Cash and cash equivalents	-	-	-		10,779	-		10,779
Income tax recoverable	-	-	-		1,972	-		1,972
Investment income due and accrued	-	-	-		243	-		243
Deferred policy acquisition costs	-	-	-		1,580	(1,580)	4b.	-
Premiums receivable	-	-	-		8,058	-		8,058
Property and equipment, net	-	-	-		527	-		527
Intangible assets	-	-	-		1,200	8,961	4c.	10,161
Other assets	-	-	-		502	-		502
	-	-	-		57,438	7,381		64,819
Total assets	$21,020	$289,307	$-		$57,438	$4,881		$372,646

LIABILITIES AND EQUITY
Consumer Products and Other:
Accounts payable	$-	$7,556	$-		$-	$-		$7,556
Accrued expenses	1,985	10,361	1,862	3a.	-	265	4d.	14,473
Accrued interest expense	-	402	-		-	-		402
First lien term loan	-	5,850	-		-	-		5,850
Revolving credit facility	-	29,550	-		-	-		29,550
Total current liabilities	1,985	53,719	1,862		-	265		57,831
Notes payable and long-term debt	-	191,996	-			-		191,996
Postretirement benefits	-	4,439	-		-	-		4,439
Pension benefits	-	362	-		-	-		362
Other long-term liabilities	-	2,916	-		-	-		2,916
	1,985	253,432	1,862		-	265		257,544
Insurance:
Reserves for losses and loss adjustment expenses	-	-	-		30,575	-		30,575
Unearned premiums	-	-	-		15,641	-		15,641
Advance premium collected	-	-	-		789	-		789
Other liabilities	-	-	-		1,869	-		1,869
	-	-	-		48,874	-		48,874
Total liabilities	1,985	253,432	1,862		48,874	265		306,418

Commitments and contingencies

Equity:
Preferred stock	-	-	-		-	-		-
Common stock	217	188	(405)	3b.	-	-		-
Series A common stock	-	-	82	3b.	-	-		82
Series B common stock	-	-	82	3b.	-	-		82
Additional paid-in capital	44,309	104,640	(74,526)	3c.	3,000	(3,000)	4e.	74,423
Treasury stock	(555)	-	-		-	-		(555)
Accumulated other comprehensive (loss) income	-	(3,858)	1,847	3d.	(631)	631	4e.	(2,011)
(Accumulated deficit) retained earnings	(24,936)	(65,095)	53,887	3a & 3e.	6,195	6,985	4f.	(22,964)
Total stockholders' equity	19,035	35,875	(19,033)		8,564	4,616		49,057
Noncontrolling interests	-	-	17,171	3f.	-	-		17,171
Total equity	19,035	35,875	(1,862)		8,564	4,616		66,228
Total liabilities and equity	$21,020	$289,307	$-		$57,438	$4,881		$372,646

See accompanying notes to the unaudited pro forma condensed combined financial information

Standard Diversified Opportunities Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the three months ended March 31, 2017

(in thousands)

			Turning Point			Interboro Holdings,		Pro Forma
	Historical	Historical	Brands, Inc.		Historical	Inc.		Standard Diversified
	Standard Diversified	Turning Point	Pro Forma		Interboro Holdings,	Pro Forma		Opportunities Inc.
	Opportunities Inc.	Brands, Inc.	Adjustments		Inc.	Adjustments		Combined
Revenues:
Consumer Products and Other:
Net sales	$-	$66,788	$-		$-	$-		$66,788
Insurance:
Premiums earned	-	-	-		8,977	-		8,977
Net investment income	-	-	-		82	-		82
Other income	-	-	-		1,028	-		1,028
	-	-	-		10,087	-		10,087
Total revenues	-	66,788	-		10,087	-		76,875

Operating Costs and expenses:
Consumer Products and Other:
Cost of sales	-	39,122	-		-	-		39,122
Selling, general and administrative expenses	1,257	16,909	(670)	3g.	-	(491)	4g.	17,005
	1,257	56,031	(670)		-	(491)		56,127
Insurance:
Incurred losses and loss adjustment expenses	-	-	-		6,785	-		6,785
Acquisition and underwriting expenses	-	-	-		1,059	-		1,059
Other operating expenses	-	-	-		2,421	272	4h.	2,693
	-	-	-		10,265	272		10,537
Total operating costs and expenses	1,257	56,031	(670)		10,265	(219)		66,664
Operating (loss) income	(1,257)	10,757	670		(178)	219		10,211
Interest expense and financing costs	-	4,933	-		-	-		4,933
Interest income	(24)	-	-		-	-		(24)
Investment income	-	(114)	-		-	-		(114)
Loss on extinguishment of debt	-	6,116	-		-	-		6,116
(Loss) income before income taxes	(1,233)	(178)	670		(178)	219		(700)
Income tax benefit (expense)	-	2,055	-	3h.	-	-	4i.	2,055
Net (loss) income	(1,233)	1,877	670		(178)	219		1,355
Amounts attributable to noncontrolling interests	-	-	(898)	3i.	-	-		(898)
Net (loss) income attributable to Standard Diversified Opportunities Inc.	$(1,233)	$1,877	$(228)		$(178)	$219		$457

Net Loss per Common Share - Basic and Diluted	$(0.06)		$0.06	3j.				$-
Weighted Average Common Shares Outstanding - Basis and Diluted	21,037,640		(21,037,640)					-

Net income per Series A Common Share - Basic and Diluted								$0.03
Net income per Series B Common Share - Basic and Diluted								$0.03
Weighted Average Series A Common Shares Outstanding - Basic								8,190,224
Weighted Average Series A Common Shares Outstanding - Diluted								16,380,448
Weighted Average Series B Common Shares Outstanding - Basic and Diluted								8,190,224

See the accompanying notes to the unaudited pro forma condensed combined financial information

Standard Diversified Opportunities Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2016

(in thousands)

	Historical Standard Diversified Opportunities Inc.	Turning Point Brands, Inc.	Historical Smoke Free Technologies, Inc.	Smoke Free Technologies, Inc. Pro Forma Adjustments		Pro Forma Turning Point Brands, Inc.	Turning Point Brands, Inc. Pro Forma Adjustments		Historical Interboro Holdings, Inc.	Interboro Holdings, Inc. Pro Forma Adjustments		Pro Forma Standard Diversified Opportunities Inc. Combined
Revenues:
Consumer Products and Other:
Net sales	$-	$206,228	$49,804	$-		$256,032	$-		$-	$-		$256,032
Insurance:
Premiums earned	-	-	-	-		-	-		37,787	-		37,787
Net investment income	-	-	-	-		-	-		591	-		591
Net realized gains	-	-	-	-		-	-		1,684	-		1,684
Service, takeout and LAD fee income	-	-	-	-		-	-		917	-		917
Other income	-	-	-	-		-	-		157	-		157
	-	-	-	-		-	-		41,136	-		41,136
Total revenues	-	206,228	49,804	-		256,032	-		41,136	-		297,168

Operating Costs and expenses:
Consumer Products and Other:
Cost of sales	-	105,872	38,375	-		144,247	-		-	-		144,247
Selling, general and administrative expenses	3,059	56,771	5,588	(367)	5a.	61,992	(1,065)	3g.	-	(632)	4g.	63,354
	3,059	162,643	43,963	(367)		206,239	(1,065)		-	(632)		207,601
Insurance:
Incurred losses and loss adjustment expenses	-	-	-	-		-	-		34,492	-		34,492
Acquisition and underwriting expenses	-	-	-	-		-	-		7,217	-		7,217
Other operating expenses	-	-	-	-		-	-		7,100	734	4h.	7,834
	-	-	-	-		-	-		48,809	734		49,543
Total operating costs and expenses	3,059	162,643	43,963	(367)		206,239	(1,065)		48,809	102		257,144
Operating (loss) income	(3,059)	43,585	5,841	367		49,793	1,065		(7,673)	(102)		40,024
Interest expense and financing costs	-	26,621	231	994	5b.	27,846	-		-	-		27,846
Interest income	(28)	-	-	-		-	-		-	-		(28)
Investment income	-	(768)	-	-		(768)	-		-	-		(768)
Loss on extinguishment of debt	-	2,824	-	-		2,824	-		-			2,824
(Loss) income before income taxes	(3,031)	14,908	5,610	(627)		19,891	1,065		(7,673)	(102)		10,150
Income tax benefit (expense)	-	12,005	(86)	(2,046)	5c.	9,873	-	3h.	(560)	-	4i.	9,313
Net (loss) income	(3,031)	26,913	5,524	(2,673)		29,764	1,065		(8,233)	(102)		19,463
Amounts attributable to noncontrolling interests	-	-	-	-		-	(14,246)	3i.	-	-		(14,246)
Net (loss) income attributable to Standard Diversified Opportunities Inc.	$(3,031)	$26,913	$5,524	$(2,673)		$29,764	$(13,181)		$(8,233)	$(102)		$5,217

Net Loss per Common Share - Basic and Diluted	$(0.14)						$0.14	3j.				$-
Weighted Average Common Shares Outstanding - Basis and Diluted	21,036,390						(21,036,390)					-

Net income per Series A Common Share - Basic and Diluted												$0.32
Net income per Series B Common Share - Basic and Diluted												$0.32
Weighted Average Series A Common Shares Outstanding - Basic												8,190,224
Weighted Average Series A Common Shares Outstanding - Diluted												16,380,448
Weighted Average Series B Common Shares Outstanding - Basic and Diluted												8,190,224

See the accompanying notes to the unaudited pro forma condensed combined financial information

Notes to Unaudited Pro Forma Condensed Combined Financial Statements of Standard Diversified
Opportunities Inc.

Note 1. Basis of pro forma presentation

The unaudited pro forma condensed combined financial statements have been derived from the historical financial statements of SDOI, Turning Point, including its acquisition of Smoke Free Technologies, Inc., and Interboro. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2017 and the year ended December 31, 2016 gives effect to the Transactions as if they had occurred on January 1, 2016. The unaudited pro forma condensed combined balance sheet as of March 31, 2017 gives effect to the Transactions as if they had occurred on March 31, 2017. The unaudited pro forma condensed combined statements of operations does not purport to represent our actual results of operations that would have occurred if the Transactions and the acquisition of Smoke Free Technologies, Inc. by Turning Point had taken place on the dates specified, nor is it necessarily indicative of the results of operations that may be achieved in the future.

Note 2. Preliminary purchase price allocation — Interboro

The Company expects to close on its probable acquisition of Interboro in the third quarter of 2017 for total cash consideration of $2,500,000. The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Interboro based on management’s best estimates of fair value. The final purchase price allocation may differ materially based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following table summarizes the preliminary purchase price allocation as if the acquisition had occurred on March 31, 2017 (in thousands):

Fixed maturities available for sale, at fair value	$32,577
Cash and cash equivalents	10,779
Investment income due and accrued	243
Premiums receivable	8,058
Property and equipment, net	527
Intangible assets	10,161
Income tax recoverable	1,972
Other assets	502
Total identifiable assets acquired	64,819
Reserves for losses and loss adjustment expenses	30,575
Unearned premium	15,641
Advance premium collected	789
Other liabilities	1,869
Total liabilities assumed	48,874
Net identifiable assets acquired	15,945
Consideration paid	2,500
Gain on bargain purchase	$13,445

The above fair values of assets acquired and liabilities assumed are provisional and are based on the information that was available to estimate the fair value of assets acquired and liabilities assumed. The purchase price has been allocated to Interboro's assets and liabilities based upon their estimated fair values as of the date of the completion of the acquisition. The initial allocation is not complete because the evaluation necessary to assess the fair values of certain net assets acquired is still in process and the additional information necessary to finalize those amounts is not yet available. Thus, the provisional measurements of fair value reflected are subject to change. Such changes could be significant.

As the fair value of the net assets acquired exceeds the purchase price, the acquisition is being accounted for as a bargain purchase in accordance with the accounting guidance for business combinations. Prior to recording a gain, the acquiring entity must reassess whether all acquired assets and assumed liabilities have been identified, and perform re-measurements to verify that they have been properly valued. The estimated gain has been excluded from the pro forma statements of operations because it is non-recurring in nature.

Note 3.  Pro forma adjustments — Reverse Asset Acquisition of Turning Point (dollars in thousands other than per share par value)

3a.	Reflects an increase to accrued expenses of $1,862 for transaction costs incurred by SDOI subsequent to March 31, 2017.

3b.	To eliminate the historical common stock par value of Turning Point and to reflect the following changes in SDOI capital structure from the reverse acquisition:

Prior to the consummation of the reverse acquisition, the Company amended and restated its certificate of incorporation to provide for the reclassification of every 25 shares of the Common Stock of the Company into one share of a new class of common stock designated as Class A Common Stock and the authorization for issuance of an additional class of common stock designated as Class B Common Stock. Immediately following the consummation of the reverse acquisition, the Company distributed a dividend of one share of Class B Common Stock for each outstanding share of Class A Common Stock. The Class A Common Stock and the Class B Common Stock will vote together as a single class and will be substantially the same, except that the Class B Common Stock will have 10 votes per share and the Class A Common Stock one vote per share. Both the Class A and Class B Common Stock have a par value of $0.01. The Company will increase the number of authorized shares of its Common Stock from 50,000,000 to 330,000,000, of which 300,000,000 shall be designated as Class A Common Stock and 30,000,000 shall be designated as Class B Common Stock.

Class A Common shares pro forma adjustment
	Number of
	common
	shares	Par value
SDOI common shares outstanding at March 31, 2017, par
value $0.01	21,037,640	217
Vesting of restricted stock awards at consummation of
Contribution & Exchange	342,500	3
Total SDOI common shares to be reclassified into Class A
common stock	21,380,140	220

Reclassification of each 25 shares of SDOI common shares
into 1 share of Class A Common stock	855,206	9
Issuance of SDOI Class A Common Stock at the exchange
ratio of 0.74525 shares for each share of Turning Point
Common Stock	7,335,018	73
Pro forma - Class A Common stock, par value $0.01	8,190,224	82

Class B Common shares pro forma adjustment
	Number of
	common
	shares	Par value
Pro forma - Class A Common stock	8,190,224	82
Dividend of 1 Class B Common share for each outstanding
share of Class A common stock	8,190,224
Pro forma - Class B Common stock	8,190,224	82

3c.	To reflect the recapitalization of Turning Point through the changes in capital structure discussed in Note 3b above. Also includes an increase of $340 related to the vesting of 342,500 shares of restricted stock awards at the consummation of the Contribution & Exchange transaction.

3d.	To allocate a portion of the historical Turning Point accumulated other comprehensive loss amount to noncontrolling interests using a noncontrolling ownership percentage of 47.9%.

3e.	To reflect the elimination of the historical accumulated deficit of $24,936 for SDOI, the accounting acquiree, offset by accruals recorded of $1,862 for other transaction related costs and $343 related to stock-based compensation expense recorded upon the vesting of 342,500 shares of restricted stock awards. This adjustment also reflects the allocation of a portion of the historical Turning Point accumulated deficit to noncontrolling interests using a noncontrolling interest ownership percentage of 47.9%.

3f.	To reflect an adjustment to the condensed combined balance sheet for noncontrolling interests as a result of the acquisition of 52.1% of Turning Point. This adjustment is calculated as the historical equity of Turning Point multiplied by the noncontrolling interest ownership percentage of 47.9%.

3g.	Reflects the elimination of $670 and $1,065 in transaction related costs incurred by SDOI during the three months ended March 31, 2017 and the year ended December 31, 2016, respectively, as these are non-recurring in nature.

3h.	No deferred income taxes or provision for federal or state income taxes have been recorded as the Company has a history of incurring net operating losses.

3i.	To reflect an adjustment of $898 and $14,246 to the condensed combined statements of operations for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively, for noncontrolling interests as a result of the acquisition of 52.1% of Turning Point.

3j.	The pro forma EPS calculation is performed using the two-class approach, as the combined Company has issued Series A and Series B common shares in the recapitalization.

Note 4.  Pro forma adjustments – Acquisition of Interboro (dollars in thousands)

4a.	The adjustment to cash reflects the $2,500 cash consideration paid to acquire Interboro.

4b.	Reflects an adjustment to remove the capitalized deferred policy acquisition costs as they do not survive purchase accounting and must be revalued.

4c.	The fair value of the acquired intangibles was estimated as of the acquisition date resulting in a fair value of $10,161, as broken out into the following separate intangible assets. The fair value of other assets and liabilities approximate their book value.

Preliminary fair
Intangible assets	value

Tradename	$1,100
Non-compete	100
Internally developed technology	100
Policies in force - Auto and home	3,900
Agency relationship	4,961
Pro forma - intangible assets	$10,161

These provisional measurements of fair value reflected are subject to change. Such changes could be significant.

4d.	Reflects an increase to accrued expenses of $265 for transaction costs incurred subsequent to March 31, 2017.

4e.	Reflects an adjustment to eliminate the historical additional paid-in capital and accumulated other comprehensive loss of Interboro.

4f.	Reflects an adjustment to eliminate the historical retained earnings for Interboro. Also reflects adjustments to retained earnings of $13,445 for a bargain purchase option of Interboro and $265 related to transaction related costs paid subsequent to March 31, 2017.

4g.	Reflects the elimination of $491 and $632 in transaction related costs incurred by SDOI during the three months ended March 31, 2017 and December 31, 2016, respectively, as these are non-recurring in nature.

4h.	Reflects an adjustment of $272 and $734 to amortization expense for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively, related to the intangibles acquired.

				Amortization
			Amortization	expense
			expense	for the three
	Estimated useful	Preliminary fair	for the year ended	months ended
Intangible assets	life (months)	value	December 31, 2016	March 31, 2017

Tradename	84	$1,100	$157	$39
Non-compete	48	100	25	6
Internally developed technology	60	100	20	5
Policies in force - Auto and home	120	3,900	390	98
Agency relationship	120	4,961	496	124
Less: Historical amounts recorded		(1,200)	(354)	-
Pro forma adjustment - amortization expense		$8,961	$734	$272

4i.	No deferred income taxes or provision for federal or state income taxes have been recorded as both Interboro and the Company have a history of incurring net operating losses.

Note 5.  Pro forma adjustments — Acquisition of Smoke Free Technologies, Inc. (dollars in thousands)

5a.	Includes amortization of identifiable intangible assets acquired in connection with the acquisition of Smoke Free Technologies, Inc. over their useful lives consistent with the underlying cash flows amounting to $693 for the year ended December 31, 2016. The useful lives utilized are determined to be 8 years for customer relationships, 3.5 years for non-compete agreements and indefinite for trade names. Also reflects the elimination of $1,060 in transaction related costs for the year ended December 31, 2016 as these are non-recurring in nature.

5b.	Adjustment for interest expense on the revolving credit facility and holdback at a rate of 4.5%, interest expense on the promissory notes issued to sellers at a rate of 6% annually, net of elimination of interest expense related to debt that was settled prior to closing.

5c.	Adjustment to income tax expense related to the impact of the net income of Smoke Free Technologies Inc. on the net operating loss and income tax benefit of Turning Point.

5d.	The amounts in the column labeled “Historical Smoke Free Technologies, Inc.” in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 represent the historical operating results of Smoke Free Technologies, Inc. for the eleven months ended November 30, 2016 and were derived by combining the operating results of Smoke Free Technologies, Inc. for the nine months ended September 30, 2016, as disclosed in Exhibit 99.4 of Amendment No. 2 to the Current Report on Form 8-K of Turning Point filed on March 16, 2017, with the operating results of Smoke Free Technologies, Inc. for the two months ended November 30, 2016. The operating results of Smoke Free Technologies, Inc. for the two months ended November 30, 2016 were not material to an understanding of these pro forma financial statements.